AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2019.

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORBORD INC.

(Exact name of Registrant as specified in its charter)

ONTARIO

(Province or other Jurisdiction of

Incorporation or Organization)

2400

(Primary Standard Industrial Classification

Code Number (if applicable))

NOT APPLICABLE

(I.R.S. Employer Identification

Number (if applicable))

1 TORONTO STREET, SUITE 600

TORONTO, ONTARIO M5C 2W4

(416) 365-0705

(Address and telephone number of Registrant’s principal

executive offices)

NORBORD PANELS USA INC.

410 WEST UNIVERSITY, SUITE 210

ROCHESTER, MI 48307

ATTENTION: ROBIN E. LAMPARD

(248) 608-0387

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

TORYS LLP

1114 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

ATTENTION: MILE T. KURTA

(212) 880-6000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check the appropriate box below)

	1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3. ☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Common Shares
Subscription Receipts
Total	US$500,000,000	US$500,000,000	US$60,600

(1)

There are being registered under this Registration Statement such indeterminate number of Common Shares and Subscription Receipts to be sold by Norbord Inc. (the “Registrant”) and Common Shares to be sold by the selling shareholders named in the prospectus (collectively, the “Selling Shareholders”) as shall have an aggregate initial offering price not to exceed US$500,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant and/or the Selling Shareholders in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting US$44,097.37 of previously paid registration fees against the registration fees due under this Registration Statement. The previously paid registration fees consist of US$44,097.37 of unused registration fees for US$380,477,712.50 of unsold securities under the Registrant’s registration statement on Form F-10 (File No. 333-215266) filed with the U.S. Securities and Exchange Commission on December 22, 2016 (as amended on January 11, 2017) (the “Prior Registration Statement”). Accordingly, the Registrant has paid US$16,502.63 of registration fees in connection with this Registration Statement. The amount of unsold securities under the Prior Registration Statement has been calculated based on a Canadian dollar/U.S. dollar exchange rate of Cdn$0.7950/US$1.00 as of August 3, 2017, the date of the securities offering under the Prior Registration Statement.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I – INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

Base Shelf Prospectus

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request, without charge, from the Assistant Corporate Secretary of Norbord Inc. at 1 Toronto Street, Suite 600, Toronto, Ontario M5C 2W4, telephone (416) 365-0705 and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	March 22, 2019

NORBORD INC.

US$500,000,000

Common Shares

Debt Securities

Subscription Receipts

During the 25-month period that this short form base shelf prospectus, including any amendments hereto (this “Prospectus”), remains effective, Norbord Inc. (the “Corporation”) may from time to time offer and sell the following securities or any combination thereof: (i) common shares (the “Common Shares”), including those beneficially owned by certain selling shareholders, which may also be offered and sold by such selling shareholders, (ii) secured or unsecured debt securities which may be issuable in series and/or convertible into or exchangeable for Common Shares (collectively, “Debt Securities”) and (iii) subscription receipts (“Subscription Receipts” and, together with the Common Shares and Debt Securities, the “Securities”). The Corporation and/or the selling shareholders may offer and sell the Securities in one or more series or offerings, with an initial offering price of such Securities, in the aggregate, of up to US$500,000,000 (or the equivalent in other currencies or currency units). The Securities may be offered in such amount and with such terms as may be determined in light of market conditions.

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to be delivered to purchasers together with this Prospectus, and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the issue price and any other specific terms, (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in U.S. dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Corporation or the holders, any terms for sinking fund payments, the ranking of the Debt Securities relative to the other debt of the Corporation and the terms of the subordination of any subordinated Debt Securities, whether or not the Debt Securities will be secured or unsecured, any listing on a securities exchange, the offering price (or the manner of determination thereof if offered on a non-fixed price basis) and any other specific terms and (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.

The head and registered office of the Corporation is located at 1 Toronto Street, Suite 600, Toronto, Ontario, M5C 2W4.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY, NOR HAS THE COMMISSION, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with the Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in, or citizens of, the United States may not be described fully herein. Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that some or all of its officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement of which this Prospectus forms a part, or in any Prospectus Supplement hereto, may be residents of Canada and that all or a substantial portion of the assets of the Corporation and such persons may be located outside the United States.

The Corporation or one or more selling shareholders may sell the Securities to or through underwriters or dealers or directly to investors or through agents. The Prospectus Supplement relating to each offering of Securities will identify each person who may be deemed to be an underwriter with respect to such Securities and will set forth the terms of the offering of such Securities, including, to the extent applicable, the initial public offering price, the proceeds to the Corporation and/or the applicable selling shareholder(s), the portion of expenses borne by the Corporation and/or the applicable selling shareholder(s), the underwriting commissions and any other concessions to be allowed or reallowed to dealers. The managing underwriter or underwriters with respect to each offering of Securities sold to or through underwriters will be named in the related Prospectus Supplement. In connection with any underwritten offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. The Debt Securities will not be offered or sold in the United States. See “Plan of Distribution”.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “OSB”.

A director of the Corporation resides outside of Canada. Although such director has appointed the Corporation, 1 Toronto Street, Suite 600, Toronto, Ontario, M5C 2W4, as their agent for service of process in Canada, it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Agent for Service of Process”.

There is no market through which the Debt Securities or Subscription Receipts may be sold and purchasers may not be able to resell Debt Securities or Subscription Receipts purchased under this Prospectus. This may affect the pricing of the Debt Securities or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities or Subscription Receipts, and the extent of issuer regulation. See “Risk Factors – Risks Relating to the Debt Securities” and “Risk Factors – Risks Relating to the Subscription Receipts”.

There are certain risks inherent in an investment in Securities and in the activities of the Corporation. Prospective investors should carefully consider these risk factors before purchasing any Securities. See “Risk Factors”.

GENERAL INFORMATION

In this Prospectus, “Norbord”, “we”, “us” and “our” refer collectively to the Corporation and its consolidated subsidiaries, unless the context otherwise requires. All references in this Prospectus to “dollars”, “$” or “US$” are to United States dollars unless otherwise noted. All references to “Canadian dollars” or “C$” are to Canadian dollars. The Corporation’s financial statements incorporated herein by reference have been prepared in accordance with IFRS. The Corporation publishes its financial statements in U.S. dollars.

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus. The Corporation has not authorized any other person to provide prospective investors with different information. If a prospective investor is provided with different or inconsistent information, such investor should not rely on it. The Corporation is not making an offer to sell in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.

AVAILABLE INFORMATION

The Corporation has filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form F-10 relating to the Securities and of which this Prospectus is a part. This Prospectus does not contain all of the information set forth in such Registration Statement, to which reference is made for further information.

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Certain of the Corporation’s filings are also electronically available from the Commission’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, and which may be accessed at www.sec.gov, as well as from commercial document retrieval services. These filings are also available on the Corporation’ website at www.norbord.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus, and in certain documents incorporated by reference in this Prospectus, may constitute forward-looking information and other “forward-looking statements” within the meaning of Canadian and United States securities laws. When used in this document, including documents incorporated by reference, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “target”, “outlook”, “scheduled”, “forecast”, “aim”, “predict”, “project”, and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In addition, forward-looking statements may reflect the outlook on future changes in volumes, prices, costs, estimated amounts and timing of cash flows, or other expectations or beliefs, objectives or assumptions about future events or performance. Readers should be aware that these statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.

By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, which contribute to the possibility that predictions, forecasts and other forward-looking statements will not occur. These factors include, but are not limited to: assumptions in connection with the economic and financial conditions in the US, Canada, Europe and globally; risks inherent to product concentration and cyclicality; effects of competition and product pricing pressures; risks inherent to customer dependence; effects of variations in the price and availability of manufacturing inputs, including continued access to fibre resources at competitive prices; availability of transportation services, including truck and rail services, and port facilities; various events that could disrupt operations, including natural or catastrophic events and ongoing relations with employees; impact of changes to, or non-compliance with, environmental or other regulations; impact of any product liability claims in excess of insurance coverage; risks inherent to a capital intensive industry; impact of future outcomes of tax exposures; potential future changes in tax laws; effects of currency exposures and exchange rate fluctuations; future operating costs; availability of financing; impact of future cross border trade rulings or agreements; ability to implement new or upgraded information technology infrastructure; impact of information technology service disruptions or failures; and other factors discussed in the AIF (as defined below) as well as the Corporation’s annual report and other filings with securities regulators in Canada and the United States. The Corporation cautions that the list of risk factors discussed in those documents may not be exhaustive. Readers should consider those risks, as well as other uncertainties and factors and potential events. Although the Corporation believes it has reasonable basis for making the forward-looking statements included in this Prospectus, readers are cautioned not to place undue reliance on such forward-looking information.

The Corporation undertakes no obligation, except as required by law, to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this Prospectus are expressly qualified by this cautionary statement. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, as filed with the various securities commissions or similar authorities in the provinces and territories of Canada, and filed with, or furnished to, the Commission, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	the annual information form of the Corporation dated January 31, 2019 (the “AIF”);

(b)	the audited consolidated financial statements of the Corporation for the fiscal years ended December 31, 2018 and 2017, together with the notes thereto and the auditors’ report thereon;

(c)	the management’s discussion and analysis of the financial condition and result of operations of the Corporation for the fiscal years ended December 31, 2018 and 2017 (the “MD&A”); and

(d)	the management proxy circular of the Corporation dated March 4, 2019, relating to the annual meeting of shareholders of the Corporation to be held May 2, 2019.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or includes any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Any documents of the Corporation of the type described in item 11.1 of Form 44-101F1 – Short Form Prospectus, and any “template version” of “marketing materials” (each as defined in National Instrument 41-101 – Distribution Requirements (“NI 41-101”)), that are required to be filed by the Corporation with the securities regulatory authorities in Canada, after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus. In addition, any report on Form 6-K or Form 40-F filed by the Corporation with the Commission after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus if and to the extent expressly provided in such report. The Corporation’s reports on Form 6-K and its annual report on Form 40-F are available at the Commission’s website at www.sec.gov.

Upon a new annual information form and new interim or annual financial statements being filed with and, where required, accepted by the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous interim or annual financial statements and all material change reports and information circulars filed prior to the commencement of the then-current fiscal year will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for purposes of the offering of Securities covered by that Prospectus Supplement.

Copies of the documents incorporated in this Prospectus by reference may be obtained on request without charge from the Assistant Corporate Secretary of Norbord Inc. at Suite 600, 1 Toronto Street, Toronto, Ontario M5C 2W4, Telephone: (416) 365-0705 or by accessing such documents through the Internet on the Corporation’s website at www.norbord.com or on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

THE CORPORATION

The Corporation was formed under the Canada Business Corporations Act on December 31, 1998 by the amalgamation of Noranda Forest Inc. and NFI Forest Holdings Ltd. The Corporation filed Articles of Arrangement and Restated Articles of Incorporation on June 30, 2004 to facilitate the transfer of its paper and timber business to a new public company, Fraser Papers Inc. and changed its name from Nexfor Inc. to Norbord Inc. The Corporation filed Articles of Amendment on October 16, 2009 in connection with its one for ten share consolidation effective the same date. On July 15, 2015, the Corporation filed Articles of Amalgamation amalgamating Norbord Inc. and Ainsworth Lumber Co. Ltd. The registered and principal office of the Corporation is 1 Toronto Street, Suite 600, Toronto, Ontario, M5C 2W4.

The Corporation’s Common Shares are traded on the TSX and the NYSE under the symbol “OSB”.

BUSINESS OF THE CORPORATION

The Corporation is the world’s largest producer of oriented strand board (“OSB”) with approximately 2,700 employees and 17 plant locations in the United States, Canada and Europe. In addition to OSB, the Corporation manufactures particleboard, medium density fibreboard and related value-added products. As of December 31, 2018, the Corporation had assets of more than $1.9 billion and for the year ended December 31, 2018, had net sales of more than $2.4  billion.

USE OF PROCEEDS

Unless otherwise stated in the applicable Prospectus Supplement accompanying this Prospectus, the Corporation expects to use the net proceeds of the sale of Securities by the Corporation for general corporate purposes. The Corporation will not receive any proceeds from the sale of Common Shares sold by any selling shareholder under this Prospectus.

SELLING SHAREHOLDERS

This Prospectus may also, from time to time, relate to the offering of Common Shares by way of a secondary offering by certain selling shareholders. The terms under which Common Shares will be offered by selling shareholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Common Shares by selling shareholders will include, without limitation, where applicable: (i) the names of the selling shareholders; (ii) the number of Common Shares owned, controlled or directed by each such selling shareholder;

(iii) the number of Common Shares being distributed for the account of each such selling shareholder; (iv) the number or amount of securities of the Corporation of any class to be owned, controlled or directed by the selling shareholders after the distribution and the percentage that number or amount represents out of the total number of outstanding Common Shares; (v) whether the securities referred to above are owned by the selling shareholders both of record and beneficially, of record only, or beneficially only; (vi) if any selling shareholder purchased any of the Common Shares held by it in the 24 months preceding the date of the applicable Prospectus Supplement, the date or dates such selling shareholder acquired the Common Shares; and (vii) if any selling shareholder acquired the Common Shares held by it in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to such selling shareholder in the aggregate and on a per security basis.

DESCRIPTION OF THE COMMON SHARES

The Corporation’s authorized share capital currently consists of an unlimited number of Common Shares. As of March 21, 2019, there were 81,668,583 Common Shares issued and outstanding. The holders of the Common Shares are entitled to one vote in respect of each Common Share held at all meetings of holders of Common Shares. The holders of the Common Shares are entitled to receive a dividend declared by the Corporation in respect of the Common Shares. The holders of the Common Shares will be entitled to receive the remaining property and assets of the Corporation available for distribution, after payment of liabilities, upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

DESCRIPTION OF THE DEBT SECURITIES

The material terms of any Debt Securities offered by the Corporation will be described in a Prospectus Supplement. The Debt Securities will not be offered or sold in the United States.

The Debt Securities will be senior or subordinated indebtedness of the Corporation and may be secured or unsecured. The Debt Securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between the Corporation and a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee in Canada. The statements made hereunder and in any applicable Prospectus Supplement relating to any Debt Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Debt Indenture. The Corporation will file a copy of each Debt Indenture on SEDAR and EDGAR entered into in connection with an offering of Debt Securities.

The specific terms of Debt Securities that are issued under this Prospectus will be described in one or more Prospectus Supplements and may include, where applicable, the specific designation, aggregate principal amount, denomination (which may be in U.S. dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Corporation or the holders, any terms for sinking fund payments, the ranking of the Debt Securities relative to the other debt of the Corporation and the terms of the subordination of any subordinated Debt Securities, whether or not the Debt Securities will be secured or unsecured, any listing on a securities exchange, the offering price (or the manner of determination thereof if offered on a non-fixed price basis) and any other specific terms.

The Debt Securities may, at the option of the Corporation, be issued in fully registered form or in bearer form, may be issued in “book-entry only” form and may be certificated or uncertificated.

DESCRIPTION OF THE SUBSCRIPTION RECEIPTS

The material terms of any class or series of Subscription Receipts offered by the Corporation will be described in a Prospectus Supplement.

Subscription Receipts may be offered separately or together with Common Shares and may be exchanged by the holders thereof for Common Shares upon the satisfaction of certain conditions. Subscription Receipts will be issued under a subscription receipt agreement between the Corporation and an escrow agent. The statements below and in any applicable Prospectus Supplement relating to any subscription receipt agreement and the Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete, and are subject to, and qualified by reference to all provisions of the applicable subscription receipt agreement and the related Subscription Receipts. The applicable Prospectus Supplement will include details of the subscription receipt agreement with respect to the Subscription Receipts being offered. Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the terms and other information with respect to the offering of the Subscription Receipts being offered thereby. The Corporation will file a copy of each subscription receipt agreement and related form of Subscription Receipts on SEDAR and EDGAR entered into in connection with an offering of Subscription Receipts.

The particular terms and provisions of each issue of Subscription Receipts providing for the issuance of Common Shares on the exchange of Subscription Receipts will be described in the related Prospectus Supplement and may include the number of Subscription Receipts and the price at which they will be issued and whether the price is payable in instalments, any conditions to the exchange of Subscription Receipts into Common Shares and the consequences of such conditions not being satisfied, the procedures for the exchange of the Subscription Receipts into Common Shares, the number of Common Shares that may be exchanged upon exercise of each Subscription Receipt, the dates or period during which the Subscription Receipts may be exchanged into Common Shares, whether such Subscription Receipts will be listed on any securities exchange, and any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts.

Subscription Receipts may, at the option of the Corporation, be issued in fully registered form or in bearer form, may be issued in “book-entry only” form and may be certificated or uncertificated.

PLAN OF DISTRIBUTION

The Corporation and the selling shareholders (as applicable) will sell the Securities to or through underwriters or dealers or purchasers directly or through agents. The Securities may be sold from time to time in one or more transactions. The Debt Securities will not be offered or sold in the United States.

A Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Securities, the proceeds to the Corporation or any selling shareholder, as the case may be, from the sale of the Securities, any initial public offering price, the expenses of the offering, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers.

In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation and/or the selling shareholder(s) (if applicable) to indemnification by the Corporation and/or the such selling shareholder(s) against certain liabilities including liabilities under securities legislation, or to contribution with respect to payments that they may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Corporation and/or such selling shareholder(s) in the ordinary course of business.

Each series of Securities (other than a secondary offering of Common Shares by a selling shareholder) will be a new issue of securities. Certain broker-dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in any of the Securities or as to the liquidity of the trading market for such Securities.

RISK FACTORS

Investing in Securities involves risk. Investors should carefully consider the risks and uncertainties described in the Corporation’s MD&A, including under the heading “Risks and Uncertainties”, which is incorporated by reference in this Prospectus, as well as the other information contained and incorporated by reference in this Prospectus. These risks and uncertainties are not the only ones facing the Corporation. Additional risks and uncertainties not presently known to the Corporation or that the Corporation currently deems immaterial may also impair the Corporation’s business operations. If any of such risks actually occur, the Corporation’s business, financial condition, liquidity and operating results could be materially adversely affected.

A Prospectus Supplement applicable to the offering of Securities will also contain a discussion of the risks applicable to the particular offering of Securities. Before making an investment decision, potential investors should carefully consider these risks as well as any other information included or incorporated by reference in this Prospectus and any Prospectus Supplement.

Risks Relating to Common Shares

An investment in Common Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, those described in a Prospectus Supplement applicable to the particular offering of Common Shares as well as any other information included or incorporated by reference in this Prospectus and any Prospectus Supplement.

Stock exchange prices.

The trading price of the Common Shares in the open market is subject to volatility and cannot be predicted. Holders of Common Shares may not be able to resell their Common Shares at or above the price at which they purchased their Common Shares due to such trading price fluctuations. The trading price could fluctuate significantly in response to factors both related and unrelated to the Corporation’s operating performance and/or future prospects, including, but not limited to: (i) variations in the Corporation’s quarterly or annual operating results and financial condition; (ii) changes in government laws, rules or regulations affecting the Corporation’s businesses; (iii) material announcements by the Corporation’s competitors; (iv) market conditions and events specific to the industries in which the Corporation operates; (v) changes in general economic conditions; (vi) differences between the Corporation’s actual financial and operating results and those expected by investors and analysts; (vii) changes in analysts’ recommendations or earnings projections; (viii) changes in the extent of analysts’ interest in covering the Corporation and its publicly-traded affiliates; (ix) the depth and liquidity of the market for the Common Shares; (x) dilution from the issuance of additional equity; (xi) investor perception of the Corporation’s businesses and industries; (xii) investment restrictions; (xiii) the departure of key executives; (xiv) sales of Common Shares by senior management or significant shareholders; and (xv) the materialization of other risks described or included information included or incorporated by reference in this Prospectus and any Prospectus Supplement.

Dilution.

The Corporation may undertake additional offerings of Common Shares and of securities convertible into Common Shares in the future. The increase in the number of Common Shares issued and outstanding and the possibility of sales of such Common Shares may depress the price of the Common Shares. In addition, as a result of the issuance such additional Common Shares, the voting power of the Corporation’s existing holders of Common Shares will be diluted.

Risks Relating to Debt Securities

An investment in Debt Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, those described in a Prospectus Supplement applicable to the particular offering of Debt Securities as well as any other information included or incorporated by reference in this Prospectus and any Prospectus Supplement.

There is currently no existing trading market for the Debt Securities.

There is currently no market through which the Debt Securities may be sold and purchasers of Debt Securities may not be able to resell the Debt Securities purchased under this Prospectus and the accompanying Prospectus Supplement. In addition, no Debt Securities will be sold into the U.S. market. There can be no assurance that an active trading market will develop for the Debt Securities after an offering or, if developed, that such market will be sustained. This may affect the pricing of the Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities and the extent of issuer regulation.

The public offering prices of the Debt Securities may be determined by negotiation between the Corporation and underwriters based on several factors and may bear no relationship to the prices at which the Debt Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

Foreign currency risks.

An investment in Debt Securities that are denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market.

These risks will vary depending on the currency or currencies involved. This Prospectus does not describe all the risks of an investment in Debt Securities that are denominated or payable in foreign currencies. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Debt Securities denominated in currencies other than Canadian dollars. Such Debt Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Credit ratings.

There is no assurance that any credit rating, if any, assigned to the Debt Securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the Debt Securities.

Interest rate risks.

Prevailing interest rates will affect the market price or value of the Debt Securities. Generally, the market price or value of the Debt Securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Ranking of the Debt Securities.

The Debt Securities may or may not be secured by any assets of the Corporation. The ranking of the Debt Securities relative to the other debt of the Corporation, the terms of the subordination of any subordinated Debt Securities, whether or not the Debt Securities will be secured or unsecured and the terms of any security provided will be specified in the applicable Prospectus Supplement. Holders of secured indebtedness of the Corporation may have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of the Debt Securities and would have a claim that ranks equal with the claim of holders of unsecured Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Corporation in various agreements may restrict incurring additional secured indebtedness, such indebtedness may, subject to certain conditions, be incurred.

Risks Relating to Subscription Receipts

An investment in Subscription Receipts involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, those described in a Prospectus Supplement applicable to the particular offering of Subscription Receipts as well as any other information included or incorporated by reference in this Prospectus and any Prospectus Supplement.

There is currently no existing trading market for the Subscription Receipts.

There is currently no market through which the Subscription Receipts may be sold and purchasers of Subscription Receipts may not be able to resell the Subscription Receipts purchased under this Prospectus and the accompanying Prospectus Supplement. There can be no assurance that an active trading market will develop for the Subscription Receipts after an offering or, if developed, that such market will be sustained. This may affect the pricing of the Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts and the extent of issuer regulation.

The public offering prices of the Subscription Receipts may be determined by negotiation between the Corporation and underwriters based on several factors and may bear no relationship to the prices at which the Subscription Receipts will trade in the public market subsequent to such offering. See “Plan of Distribution”.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to an offering of Securities, certain matters of Canadian law relating to the validity of the Securities will be passed upon for the Corporation by Torys LLP in Toronto, Ontario. The partners and associates of Torys LLP, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Corporation.

AUDITORS, TRANSFER AGENT, REGISTRAR AND TRUSTEE

The Corporation’s auditors are KPMG LLP, an independent public accounting firm, of Toronto, Ontario. KPMG LLP is independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario (registered name of The Institute of Chartered Accountants of Ontario) and the rules and standards of the Public Company Accounting Oversight Board (United States) and the securities laws and regulations administered by the U.S. Securities and Exchange Commission.

The transfer agent and registrar for the Common Shares is AST Trust Company (Canada) at its principal office in Toronto, Ontario.

Any transfer agent and registrar for the Subscription Receipts will be identified in the Prospectus Supplement relating to a particular offering of Subscription Receipts.

Any trustee for the Debt Securities will be identified in the Prospectus Supplement relating to a particular offering of Debt Securities.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been filed with the Commission as part of the Registration Statement on Form F-10 of which this Prospectus forms a part: the documents referred to under “Documents Incorporated by Reference”; the consent of KPMG LLP; the consent of Torys LLP; and powers of attorney.

AGENT FOR SERVICE OF PROCESS

Denise Nemchev is a director of the Corporation who resides outside of Canada. Ms. Nemchev has appointed the Corporation, 1 Toronto Street, Suite 600, Toronto, Ontario, M5C 2W4, as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS.

Section 124 of the Canada Business Corporations Act (the “Act”) provides as follows:

124. (1) Indemnification — A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2) Advance of costs — A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

(3) Limitation — A corporation may not indemnify an individual under subsection (1) unless the individual:

(a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4) Indemnification in derivative actions — A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5) Right to indemnity — Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsection (3).

(6) Insurance — A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7) Application to court — A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8) Notice to Director — An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9) Other notice — On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the Act.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Act.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

4.1	Annual information form dated January 31, 2019 (incorporated by reference from Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F filed on February 1, 2019)

4.2	Management’s discussion and analysis for the years ended December 31, 2018 and 2017 (incorporated by reference from Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F filed on February 1, 2019)

4.3	Audited annual financial statements for the years ended December 31, 2018 and 2017 (incorporated by reference from Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F filed on February 1, 2019)

4.4	Management proxy circular dated March 4, 2019, related to the annual meeting of shareholders to be held on May 2, 2019 (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K filed on March 22, 2019)

5.1	Consent of KPMG LLP

5.2	Consent of Torys LLP

6.1	Powers of Attorney (included on the signature pages of this Registration Statement)

7.1†	Subscription Receipt Agreement, relating to the subscription receipts, between the Registrant and the escrow agent to be named therein.

†	To be filed by the Registrant on a Report on Form 6-K in connection with an offering of the relevant securities pursuant to this Registration Statement.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.	UNDERTAKING.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the U.S. Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.	CONSENT TO SERVICE OF PROCESS.

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES OF NORBORD INC.

Pursuant to the requirements of the Securities Act of 1933, Norbord Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on March 22, 2019.

NORBORD INC.

By:	/s/ Robin E. Lampard
	Name:	Robin E. Lampard
	Title:	Senior Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints each of Peter C. Wijnbergen and Robin E. Lampard his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on March 22, 2019.

SIGNATURE	TITLE

/s/ Peter C. Wijnbergen Peter C. Wijnbergen	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robin E. Lampard Robin E. Lampard	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jack L. Cockwell Jack L. Cockwell	Director

/s/ Pierre Dupuis Pierre Dupuis	Director

/s/ Paul E. Gagné Paul E. Gagné	Director

/s/ J. Peter Gordon J. Peter Gordon	Director

/s/ Paul A. Houston Paul A. Houston	Director

/s/ Denis A. Turcotte Denis A. Turcotte	Director

/s/ Denise M. Nemchev Denise M. Nemchev	Director

[Signature page to Registration Statement on Form F-10]

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on March 22, 2019.

NORBORD PANELS USA INC.

By:	/s/ Robin E. Lampard
	Name:	Robin E. Lampard
	Title:	President and Director

[Signature page to Registration Statement on Form F-10]